EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of May 14, 1997 by and between Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), and each of the persons listed on the signature pages hereto (each, an "Executive").

          1. Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

          2. Term. The employment of Executive by the Company as provided in
Section 1 shall be for the term set forth below under Executive's signature (the "Term"), commencing on the date (the "Commencement Date") on which a Change of Control (as defined) occurs, if and only if Executive is otherwise employed by the Company on the Commencement Date and provided that such Change of Control occurs within twelve (12) months of the date hereof.

          3. Position, Duties and Responsibilities.

               a. Position. Executive hereby agrees to serve in the position set forth below under Executive's signature. Executive shall devote Executive's best efforts and Executive's full business time and attention to the performance of services to the Company in Executive's capacity as an employee and/or officer thereof and as may reasonably be requested by the Board of Directors of the Company (the "Board of Directors"). The Company shall retain full direction and control of the means and methods by which Executive performs the above services.

               b. Place of Employment. During the Term, Executive shall perform the services required by this Agreement at the Company's offices located at 1550 South Redwood Road, Salt Lake City, Utah 97104 or, subject to Section 6(d)(iii), at such other location(s) on the Company's business.

               c. Other Activities. Except with the prior written approval of the Board of Directors (which the Board of Directors may grant or withhold in its sole and absolute discretion), Executive, during the Period of Active Employment (as defined below), will not (i) accept any other employment (ii) serve on the board of directors or similar body of any other business entity or
(iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) in each case that is or may be competitive with, or that might place Executive in a competing position to, that of the Company or any of its affiliates. The "Period of Active Employment" shall be the portion of the Term commencing on the Commencement Date and terminating on the date of any termination of Executive's employment with the Company pursuant to
Section 6.

          4. Compensation.

               a. Salary. The Company shall pay Executive a base salary for the Term in an annual amount equal to the amount set forth below under Executive's signature, payable as current salary upon the Company's normal payroll cycle subject to all applicable withholding and deductions.

               b. Incentive Bonus. Executive shall be eligible to participate in any incentive bonus or similar program that may be adopted by the Board of Directors from time-to-time; provided,

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however, that the Executive's rights to receive any such bonus compensation shall be at the discretion of the Board of Directors.

          5. Benefits.

               a. Fringe Benefits. During the Term, Executive shall be entitled to participate in or receive life insurance, medical, health and accident, or disability plans and similar benefits as the Company provides generally from time to time to its executives.

               b. Expenses. During the Term, to the extent such expenditures meet the requirements and policies of the Company, the Company shall reimburse Executive promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of the Company's business.

          6. Termination.

               a. Expiration of Term: Termination Due to Death, Resignation or Cause. Except as otherwise provided in this Section 6, Executive's employment hereunder, together with all of Executive's rights to receive salary, earned bonuses on a pro rata basis and other benefits, shall terminate upon the first to occur of the expiration of the Term or Executive's death, resignation or termination for cause. For purposes of this Section 6, "cause" shall mean (i) Executive's misconduct in the performance of Executive's duties hereunder, (ii) any felony conviction of Executive (other than a traffic or moving violation),
(iii) any act of fraud or dishonesty by Executive materially detrimental to the business or reputation of the Company, as determined by the board of Directors or a committee thereof, (iv) any serious breach of Company policy by Executive, as determined by the Board of Directors or a committee thereof, or (v) any other material breach of this Agreement (including, without limitation, the provisions of Section 9) by Executive.

               b. Termination Due to Disability. Subject to Section 6(e), Executive's employment hereunder, together with all of Executive's rights to receive salary and other benefits hereunder, may be terminated by the Company in the event that Executive has been unable, due to total or partial disability, to perform substantially all of Executive's duties under this Agreement for a period of ninety (90) days.

               c. Termination Without Cause. Subject to Section 6(e), the Company shall have the right to terminate Executive's employment under this Agreement without cause at any time during the Term.

               d. Constructive Termination. Subject to Section 6(e), Executive's employment hereunder may be terminated by Executive (a "Constructive Termination") upon the first to occur of the following events which, with respect to subsections (i) through (vi), is not fully corrected upon ten (10) days written notice from Executive to the Company.

                    (i) the assignment to Executive of any duties inconsistent with the position in the Company that Executive on the Commencement Date, or a significant adverse alteration in the nature or status of Executive's responsibilities or the conditions of Executive's employment from those in effect on the Commencement Date; provided, however, that any change in reporting obligations which is reasonably required to conform to changes in the Company's management

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structure following a Change of Control shall not be deemed a Constructive
Termination for purposes of this clause (d)(i);

                    (ii) the Company's reduction of Executive's annual base salary as in effect on the Commencement Date except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person (including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, government agency or instrumentality or any other entity) in control of the Company;

                    (iii) the relocation of the Company's offices at which Executive is principally employed on the Commencement Date to a location more than 25 miles from such location or the Company's requiring Executive to be based anywhere other than the Company's offices at such location except for required travel on the Company's business to an extent substantially consistent with Executive's present business travel obligations;

                    (iv) the Company's failure to pay to Executive any portion of Executive's current compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

                    (v) the Company's failure to continue in effect any material compensation or benefit plan in which Executive participates immediately prior to the Change in Control, unless an equitable arrangement has been made with respect to such plan, or the Company's failure to continue Executive's participation therein (or in any substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation relative to other participants, as existed on the date of the Merger;

                    (vi) the Company's failure to continue to provide Executive with benefits substantially similar to those enjoyed by Executive under any of the Company's life insurance, medical, health and accident, or disability plans in which Executive was participating on the Commencement Date, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled in accordance with the Company's vacation policy for Executive as in effect on the Commencement Date; or

                    (vii) the Company's failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

               e. Payments Upon Termination Due to Death or Disability, Termination Without Cause or Constructive Termination. Subject to Section 6(f), in the event that, during the Term, Executive dies or is terminated by the Company due to disability pursuant to Section 6(b) or without cause pursuant to
Section 6(c) or in the event of a Constructive Termination pursuant to Section 6(d), Executive shall be entitled to receive payment of Executive's salary as provided by Section 4(a) for the longer of (i) the remainder of the Term or (ii) such period as Executive would otherwise be entitled pursuant to the Company's existing severance policies and procedures, payable in weekly installments subject to all applicable withholding and deductions, and, to the maximum extent possible under the Company's plans, any and all benefits provided pursuant to
Section 5(a) for the remainder of the Term; provided, however, that in the event that Executive becomes engaged with another business in any

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capacity, One Hundred Percent (100%) of the compensation of any kind (including deferred compensation and compensation assigned to an entity or individual other than Executive) received from or earned with respect to such other business (except from businesses or investments owned by the Employee before the date of termination, for which there will be no deduction) attributable to the Term, shall be subtracted from any amounts paid to Executive by the Company pursuant to clause (i) hereof; it being understood that no such offset shall apply to any amounts paid to Executive by the Company pursuant to clause (ii) hereof. Executive shall not take any actions to prevent compensation received from or earned with respect to such other business from being applied pursuant to this
Section 6(e) to reduce amounts otherwise due Executive from the Company.

               f. Limitation on Payments Upon Termination Due to Death or Disability, Termination Without Cause or Constructive Termination. Subject to
Section 7, the aggregate of all payments, benefits or distributions (or combinations thereof) by the company or one or more trusts established by the Company for the benefit of its employees, to or for the benefit of Executive pursuant to Section 6(e) (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or under the terms of any other plan, program agreement or arrangement) ("Payments") shall not exceed the maximum Payments which Executive may receive without being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax").

          7. Gross Up.

               a. In the event that it is determined that the aggregate of all Payments to which Executive would be entitled to receive without regard to
Section 6(f) is greater than the sum of (i) the maximum Payments which Executive may receive without being subject to the Excise Tax plus (ii) Fifty Thousand Dollars ($50,000.00), then Section 6(f) shall not apply and Executive shall be entitled to receive (i) all Payments to which Executive is otherwise entitled to receive without regard to Section 6(f) and (ii) an additional payment (a "Gross-Up Payment") in an amount such that the net amount of Payments retained by Executive, after the calculation and deduction of any Excise Tax on the Payments and any federal, state and local income taxes, employment taxes and excise taxes on the Gross-Up Payment provided for in this Section 7(a), shall be equal to the Payments. In determining this amount, the amount of the Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Gross-Up Payment attributable to state and local income taxes. Finally, the Gross- Up Payment shall be reduced by income or excise tax withholding payments made by the Company to any federal, state or local taxing authority with respect to the Gross-Up Payment that was not deducted from compensation payable to Executive.

               b. Subject to the provisions of Section 7(a), all determinations required to be made under Sections 6 and 7, including, without limitation, whether Section 6(f) is applicable or inapplicable and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by Executive which shall provide detailed supporting calculations both to the Company and to Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. The calculations prepared by such firm shall be reviewed on behalf of the Company by the Company's independent auditors. In the event of a dispute between the firm designated by Executive and the Company's

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independent auditors, such firms shall jointly select a third nationally recognized certified public accounting firm (the "Accounting Firm") to resolve the dispute and the decision of such third firm shall be final, binding and conclusive upon Executive and the Company. All fees and expenses of the accounting firms shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to Executive within five (5) business days after the receipt of the Accounting Firm's determination.

          8. Change of Control. The occurrence of any of the following events shall constitute a Change of Control: (a) the acquisition after the date hereof, in one or more transactions, of beneficial ownership (as defined in Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by any person or entity (other than Executive) or any group of persons or entities (excluding Executive) who constitute a group (as defined in Section 13(d)(3) under the Exchange Act) of any securities such that as a result of such acquisition such person, entity or group beneficially owns (as defined in Rule 13d-3(a)(1) under the Exchange Act) directly or indirectly such number and type of the Company's then outstanding voting securities representing 51% or more of the total combined voting power entitled to vote on a regular basis for a majority of the Board of Directors or (b) the sale of all or substantially all of the assets of the Company (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction where the Company or the beneficial owners (as defined in Rule 13d-3(a)(1) under the Exchange Act) of capital stock of the Company do not receive (i) voting securities representing a majority of the total combined voting power entitled to vote on a regular basis for the board of directors of the acquiring entity or of an affiliate which controls the acquiring entity or (ii) securities representing a majority of the total combined equity interest in the acquiring entity, if other than a corporation; provided, however, that the foregoing provisions of this Section 8 shall not apply to any transfer, sale or disposition of shares of capital stock of the Company to any person or persons who are affiliates of the Company on the date hereof.

          9. Confidentiality. Executive acknowledges that, by reason of Executive's employment with the Company, he or she will learn or has learned trade secrets and will obtain or has obtained other confidential information concerning the business and policies of the Company and its subsidiaries. Executive agrees that during the Term and at any time thereafter, he or she will not divulge or otherwise disclose to anyone outside of the Company, or use in any activity or business (other than the Company's business), directly or indirectly, any such trade secrets or other confidential information concerning the business or policies of the Company or any of its subsidiaries which he or she may learn as a result of Executive's employment during the Term or may have learned prior thereto, except to the extent such information is lawfully obtainable from public sources or such use or disclosure is (a) necessary to the performance of this Agreement and in furtherance of the Company's best interests, (b) required by applicable law or (c) authorized in writing by the Company. The provisions of this Section 9 shall survive the termination of this Agreement for any reason.

          10. Competing Business. During the Period of Active Employment, Executive will not have any investment in a Competing Business other than an equity interest of less than five percent (5%) of any company whose securities are listed on The New York Stock Exchange, The American Stock Exchange or NASDAQ. Fur purposes of this Agreement, "Competing Business" shall mean any business which (i) is engaged in the retail supermarket or drugstore business in any area where the Company or any of its subsidiaries or affiliates presently does business or, at any time during the Term, did business; or (ii) is a supplier, directly or indirectly, to any such retain grocery or drugstore business.

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          11. No Solicitation. Executive hereby covenants and agrees that during the Term and for a period of two years thereafter, Executive will not, for himself/herself or any third party, directly or indirectly, (i) disparage the image or reputation of the Company, (ii) divert by unlawful means the business of the Company, (iii) interfere with the contractual relationship between the Company and any of its vendors or suppliers or (iv) employ or solicit for employment any person who is working for the Company.

          12. Miscellaneous.

               a. "At-Will" Employee. Prior to the Commencement Date, Executive shall retain Executive's employment status with respect to the Company existing as of the date hereof. All Company employment and termination policies and procedures applicable to Executive as of the date hereof shall continue to apply to Executive until the Commencement Date. No rights or obligations created by this Agreement shall be effective or become operative until the Commencement Date.

               b. Succession. This Agreement shall inure to the benefit of and shall be binding upon the Company and its successors and assigns. The obligations and duties of Executive hereunder shall be personal and not assignable.

               c. Notices. Unless otherwise provided herein, any notice, request, instruction or other documents to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

         If to Executive:     At the last address on the records of the Company

         If to the Company:   Smith's Food & Drug Centers, Inc.
                              1550 South Redwood Road
                              Salt Lake City, Utah 84104

or to such place and with such other copies as either party may designate as to itself by written notice to the other.

               d. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter.

               e. Waiver; Amendment. No provision hereof may be waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition. This Agreement may be amended only by a written agreement signed by the parties hereto.

               f. Disputes. Except as set forth in Section 12(g), any dispute or controversy arising under this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The determination and findings of such arbitrators shall be final and binding on all parties. If any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted.

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               g. Remedies of the Company. Executive acknowledges that the services he or she is obligated to render under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, which gives this Agreement peculiar value to the Company. The loss of these services cannot be reasonable or adequately compensated in damages in action at law and it would be difficult (if not impossible) to replace such services. By reason thereof, Executive agrees and consents that if he or she violates any of the material provisions of this Agreement (including, without limitation, Sections 9, 10 and 11), the Company, in addition to any other rights and remedies available under this Agreement or under applicable law, shall be entitled to seek injunctive relief from a tribunal of competent jurisdiction, restraining Executive from committing or continuing any violation of this Agreement. The provisions of this
Section 12(g) shall survive the termination of this Agreement for any reason.

               h. Severability. If this Agreement shall for any reason be or become unenforceable by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provisions of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect and, if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

               i. Governing Law. This Agreement is being made and executed, and is intended to be performed, in the State of Utah and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Utah, without regard to the conflict of laws principles thereof.

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                                 -----------------------------------------------
                                 (Executive)

                                 Term:
                                 Position:
                                 Salary:

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 Smith's Food & Drug Centers, Inc.



                                 By:  __________________________________________
                                 Name:
                                 Title:

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